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Exhibit 10.6

FIRST AMENDMENT TO THE
RESTRICTED SHARE AWARD AGREEMENT
FOR TIMOTHY M. JONES EFFECTIVE AS OF JULY 1, 1999

        This Amendment No. 1 is made, effective as of January 2, 2003 by and between Mack-Cali Realty Corporation, a Maryland corporation (the "Company") and Timothy M. Jones (the "Recipient").

        Whereas, the Company and the Recipient entered into an Agreement Evidencing the Grant of a Restricted Share Award effective as of July 1, 1999 (the "Agreement"), pursuant to which the Company awarded 37,500 shares of the Company's common stock, par value $.01 per share ("Common Stock") to the Recipient pursuant to the Employee Stock Option Plan of Mack-Cali Realty Corporation which was originally effective August 31, 1994 and amended and restated as of December 1, 1998 (the "Plan"), and

        Whereas, pursuant to the terms of, and authority granted under, the Plan and the Agreement, the Company and Recipient wish to amend the Agreement as set forth herein;

        Now Therefore, the parties hereto hereby agree as follows:

        1.    Definitions.

        Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

        2.    Amendments to the Restricted Share Award Agreement.

        (i)    Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(a)    General Rules.    Ownership of Restricted Shares shall not vest in the Recipient, and shall be subject to forfeiture until the conditions of Sections 2(b), (c), (d) and (e) or Section 4 are fully satisfied. For purposes of this Agreement, the following concepts shall be defined as follows: (i) the lapse of restrictions on the Recipient's rights with respect to the Restricted Shares granted hereunder shall be referred to as "Vesting"; (ii) the period between the Grant Date and the date of Vesting shall be referred to as the "Vesting Period"; and (iii) the date Vesting occurs shall be referred to as the "Vesting Date.""

        (ii)    Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(b)    Vesting.    An aggregate of 37,500 Restricted Shares may vest in the Recipient on a year by year basis over a nine to eleven year Vesting Period. The number of Restricted Shares which have been vested and earned on each Vesting Date on a year by year basis as a result of the Performance Goals specified in Section 2(c) below being satisfied is as follows:

Restricted Shares	Vesting Date
5,625	January 1, 2000
5,625	January 1, 2001
7,500	January 1, 2002

  The number of Restricted Shares scheduled to be vested and earned on January 2, 2003 as specified in Section 2(d) below is as follows:

Restricted Shares	Vesting Date
9,375	January 2, 2003

  The number of Restricted Shares initially scheduled to be vested and earned on each Vesting Date on a year by year basis provided the Annual Performance Targets applicable pursuant to Section 2(e) below are satisfied is as follows:

Restricted Shares	Vesting Date
1,406	January 1, 2004
1,406	January 1, 2005
1,875	January 1, 2006
2,344	January 1, 2007
2,344	January 1, 2008	"

        (iii)    Sections 2(d) and 2(e) of the Agreement shall be renumbered as Sections 2(f) and 2(g), respectively, and the following new sections 2(d) and 2(e) shall be inserted:

          "(d)    Time Vesting.    9,375 Restricted Shares shall vest on January 2, 2003.

          (e)    Annual Performance Targets.    (i) The Restricted Shares shall vest on the applicable Vesting Date on a year by year basis provided that the Annual Performance Targets (as hereinafter defined) for the calendar year ending on the last day of the Company's fiscal year immediately preceding such Vesting Date are met. The "Annual Performance Targets" shall mean the annual performance targets for each applicable calendar year as determined by the Executive Compensation and Option Committee of the Company's Board of Directors and communicated to the Recipient no later than the last day of the first calendar quarter of the applicable calendar year; and (ii) In the event that the Annual Performance Targets for any calendar year are not satisfied so that the Restricted Shares do not vest on the Vesting Date on which they were scheduled to vest had the Annual Performance Targets been met, such Restricted Shares that failed to vest on such Vesting Date shall vest on any subsequent Vesting Date provided that the Annual Performance Targets for a subsequent calendar year are met. If any Restricted Shares remain unvested as of January 1, 2008, Annual Performance Targets shall be set for the 2008 calendar year and if any Restricted Shares have not vested by January 1, 2009, Annual Performance Targets shall be set for the 2009 calendar year. The Vesting Date applicable to the 2008 calendar year is January 1, 2009 and for the 2009 calendar year is January 1, 2010. Any Restricted Shares that have not been earned and vested by January 1, 2010 shall automatically be canceled or forfeited."

        3.    Miscellaneous.    Except as specifically amended above, the Agreement and all provisions thereof shall remain in full force and effect and are hereby ratified and confirmed. Additionally, upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in any document relating to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

        In Witness Whereof, the parties hereto have executed this Amendment effective as of the date first written above.

Mack-Cali Realty Corporation
By:	/s/ MITCHELL E. HERSH Name: Mitchell E. Hersh Title: Chief Executive Officer
Recipient
/s/ TIMOTHY M. JONES Timothy M. Jones

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  Exhibit 10.6
FIRST AMENDMENT TO THE RESTRICTED SHARE AWARD AGREEMENT FOR TIMOTHY M. JONES EFFECTIVE AS OF JULY 1, 1999